UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported): April 2, 2008

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Changes in cash flows and understatement of shareholders’ equity without effect on net cash flows or results of operations:

On March 27, 2008, in connection with the preparation of Interactive Brokers Group, Inc.'s ("IBG, Inc.") Annual Report on Form 10-K for the year ended December 31, 2007, IBG, Inc.'s management determined that IBG, Inc.'s previously issued unaudited condensed consolidated financial statements as of September 30, 2007 included in its Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 9, 2007 (the "Form 10-Q") contained certain cash flows related to IBG, Inc.'s holding company structure that had been erroneously included or classified as cash flows on the unaudited condensed consolidated statement of cash flows.  Total net change in cash for the period was unaffected by these changes.  In addition, the Form 10-Q understated IBG, Inc.’s deferred tax asset and the related payable to IBG Holdings LLC, which arose from IBG, Inc.’s initial public offering in May 2007, as of September 30, 2007.  As a result, IBG, Inc.’s additional paid in capital and stockholders’ equity were understated in the Form 10-Q by approximately $20 million.  There was no effect on IBG, Inc.’s results of operations for the period.  A summary of the changes is set forth below.

As restated, for the nine months ended September 30, 2007,

•	cash provided by operating activities increased by approximately $81 million to $205.5 million

•	cash used in investing activities increased by approximately $12 million to $1.20 billion

•	cash provided by financing activities decreased by approximately $69 million to $798.0 million

As restated, as of September 30, 2007,

•	the deferred tax asset, reported in other assets, increased by approximately $132 million to $373.9 million

•	the payable to IBG Holdings LLC, reported in payable to affiliate, increased by approximately $113 million to $323.7 million

•	additional paid in capital, reported in stockholders’ equity, increased by approximately $20 million to $57.1 million

Management has discussed this matter with IBG, Inc.’s Audit Committee and with Deloitte & Touche LLP, IBG, Inc.’s independent registered public accounting firm.  IBG, Inc. intends to file an amended Form 10-Q for the interim period ended September 30, 2007 as soon as practicable.  Until the amended Form 10-Q is filed to reflect the changes in cash flows, increased stockholders’ equity and the other changes described in this Current Report, the Form 10-Q should not be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2008

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary

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